Exhibit 99.1

FOR IMMEDIATE RELEASE

PAETEC Releases Full Year 2009 Financial Guidance

FAIRPORT, N.Y. – September 22, 2009 – PAETEC Holding Corp. (NASDAQ GS: PAET), which provides data, voice and Internet solutions to business-class customers nationwide, today announced full year financial guidance for the fiscal year ending December 31, 2009. “Continued strong cash flow and new sales have provided stability for PAETEC and we are pleased to guide investors for the remainder of 2009,” said PAETEC Chairman and CEO, Arunas A. Chesonis. “We anticipate addressing 2009 full year guidance during our third quarter earnings call in November and providing full year guidance for 2010 during our fourth quarter and fiscal year-end earnings call the early part of next year.”

PAETEC’s revenue and adjusted EBITDA expectations for the full year 2009 assume, among other matters, that there is no further significant decline in economic conditions and that there are no significant changes in the competitive or regulatory environments. PAETEC’s revenue and adjusted EBITDA expectations for full year 2009 are as follows:

($ in millions)
Revenue	$1,575 to $1,585
Adjusted EBITDA[1]	$245 to $255

[1]

Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, or “GAAP.” Adjusted EBITDA, as defined by PAETEC for the periods presented, represents net loss before depreciation and amortization, interest expense, provision for income taxes, stock-based compensation, debt extinguishment and related costs, and sales and use tax settlement. See the accompanying table for additional information as to PAETEC’s reasons for including this measure and for a quantitative reconciliation of expected adjusted EBITDA to expected net loss, as net loss is calculated in accordance with generally accepted accounting principles.

Forward-Looking Statements

This release presents financial guidance that constitutes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect PAETEC’s current analysis of existing trends and information and represent PAETEC’s judgment only as of the date of this press release. These statements involve known and unknown risks, uncertainties and other factors that may cause PAETEC’s actual operating results, financial position, levels of activity or performance to be materially different from those expressed or implied by such forward-looking statements. Some of these risks, uncertainties and factors are discussed under the caption “Risk Factors” in PAETEC’s 2008 Annual Report on Form 10-K and in PAETEC’s subsequently filed SEC reports. They include, but are not limited to, the following risks, uncertainties and other factors: general economic conditions and trends; the continued availability of necessary network elements at acceptable cost from competitors; changes in regulation and the regulatory environment; industry consolidation; PAETEC’s ability to manage its business effectively; competition in the markets in which PAETEC operates; failure to adapt product and service offerings to changes in customer preferences and in technology; PAETEC’s ability to integrate the operations of acquired businesses; PAETEC’s ability to implement its acquisition strategy; any significant impairment of PAETEC’s goodwill; future sales of PAETEC’s common stock in the public market and PAETEC’s ability to raise capital in the future; interest rate risks and compliance with covenants under PAETEC’s debt agreements; PAETEC’s ability to attract and retain qualified personnel and sales agents; PAETEC’s failure to obtain and maintain network permits and rights-of-way; PAETEC’s involvement in disputes and legal proceedings; PAETEC’s ability to maintain and enhance its back office systems; and effects of network failures, system breaches, natural catastrophes and other service interruptions. PAETEC disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About PAETEC

PAETEC (NASDAQ: PAET) is personalizing business communications for medium and large businesses, enterprise organizations and institutions across the United States. We offer a comprehensive suite of IP, voice, data, and Internet services, as well as enterprise communications management software, network security solutions, CPE, and managed services. For more information, visit www.paetec.com.

Investor Contact

Pete Connoy

PAETEC

(585) 340-2649

peter.connoy@paetec.com

PAETEC Holding Corp. and Subsidiaries

Expected Adjusted EBITDA Reconciliation to Expected Net Loss

(in millions)

Adjusted EBITDA, as defined by PAETEC for the periods presented, represents net loss before depreciation and amortization, interest expense, provision for income taxes, stock-based compensation, debt extinguishment and related costs, and sales and use tax settlement. PAETEC’s adjusted EBITDA is not a financial measurement prepared in accordance with United States generally accepted accounting principles, or “GAAP.” Adjusted EBITDA is used by PAETEC’s management, together with financial measurements prepared in accordance with GAAP such as net (loss) income and revenue, to assess PAETEC’s historical and prospective operating performance. Management uses adjusted EBITDA to enhance its understanding of PAETEC’s core operating performance, which represents management’s views concerning PAETEC’s performance in the ordinary, ongoing and customary course of its operations. See PAETEC Holding Corp.’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2009 for additional information as to PAETEC’s reasons for including adjusted EBITDA and for material limitations with respect to the usefulness of this measurement.

The table below sets forth, for the period indicated, a reconciliation of expected adjusted EBITDA to expected net loss, as net loss is calculated in accordance with GAAP:

	Twelve Months Ended December 31,	Twelve Months Ended December 31,
	2009	2009
	Low End of Guidance	High End of Guidance
Expected net loss	$(48)	$(38)
Add back non-EBITDA items included in expected net loss:
Depreciation and amortization	187	187
Interest expense, net of interest income	74	74
Provision for income taxes	4	4

Expected EBITDA	217	227
Stock-based compensation	19	19
Debt extinguishment and related costs	10	10
Sales and use tax settlement	(1)	(1)

Expected adjusted EBITDA	$245	$255